EXHIBIT 3.1
                                                               Current
                               MELLON BANK, N.A.
                            ARTICLES OF ASSOCIATION


     FIRST: The title of this Association, which shall carry on the business of banking under the laws of the United States, shall be "Mellon Bank, N.A."

     SECOND: The Association's main office shall be located at One Mellon Bank Center, Pittsburgh, Allegheny County, Pennsylvania. The business of the Association shall be conducted at such office and such other branches and offices as it may lawfully establish. The Board of Directors shall have the power to change the location of the main office to any other place within the limits of Pittsburgh, Allegheny County, Pennsylvania, without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of the Association to any other location permitted under applicable law, without the approval of the shareholders subject to approval by the Office of the Comptroller of the Currency.

     THIRD: The Board of Directors of the Association shall consist of persons who shall be qualified to serve as such, and the exact number of such Directors shall be fixed from time to time in accordance with law by action of the shareholders or of the Board of Directors. Except as otherwise provided by law, any vacancy on the Board of Directors may be filled by action of the Board of Directors.

     FOURTH: The annual meeting of the shareholders of the Association for the election of Directors and the transaction of all other business that may properly come before the meeting shall be held on the day specified in the By-Laws at such place as the Board of Directors may determine. All such meetings shall be conducted in accordance with such regulations as the By-Laws may establish or the Board of Directors may prescribe, provided that such regulations are not inconsistent with the provisions of the banking laws of the United States or of these Articles.

     FIFTH: The capital stock of this Association shall be $175,000,000 divided into 35,000,000 shares of the par value of $5 each; but said capital stock may be increased or decreased from time to time in accordance with the provisions of the banking laws of the United States, and in the case of the increase of the capital of the Association, and the proposed issue of shares thereof for cash only, each shareholder shall have the privilege of subscribing for such shares as he may be entitled to according to the number of shares owned by him before such issue. No shareholder, however shall as such holder have any such preemptive or other right or privilege to subscribe for, purchase or receive any proportionate or other share of any debt obligations which may be converted into shares of capital stock or any shares which may be issued upon the conversion of any such debt obligations or any shares of capital stock which may be issued and sold by this Association pursuant to an Incentive Stock Option Plan approved by the shareholders on January 23, 1963, as from time to time amended in accordance with its terms.

     SIXTH: The Board of Directors shall have full power to manage and administer the business and affairs of this Association. All corporate powers of the Association shall be vested in and may be exercised by the Board of Directors unless otherwise expressly limited by law. The Board of Directors shall appoint a Chief Executive Officer, a Chairman and a President of the Association, and it may appoint, and define the duties and fix the compensation of, such other officers, employees and agents of the Association as may be required to transact the Association's business. Except as otherwise provided by law or these Articles, the Board of Directors may establish such policies and procedures for the regulation of the Association's business and internal affairs as it may deem necessary or desirable.

     SEVENTH: To the fullest extent that the laws of the Commonwealth of Pennsylvania, as in effect on January 27, 1987 or as thereafter amended, permit elimination or limitation of the liability of directors, no Director of the Association shall be personally liable for monetary damages as such for any action taken, or any failure to take any action as a Director.

     This Article Seventh shall not apply to any administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by the Director in the form of making payments to the Association.

     This Article Seventh shall not apply to any actions filed prior to January 27, 1987, nor to any breach of performance of duty or any failure of performance of duty by any Director of the Association occurring prior to January 27, 1987. The provisions of this Article shall be deemed to be a contract with each Director of the Association who serves as such at any time while this Section is in effect and each such Director shall be deemed to be doing so in reliance on the provisions of this Article. Any amendment or repeal of this Article or adoption of any other provision of the Articles or By-Laws of the Association which has the effect of increasing Director liability shall operate prospectively only and shall not affect any action taken, or any failure to act, prior to the adoption of such amendment, repeal or other provision.

EIGHTH:  Indemnification of Directors, Officers and Others.

     SECTION I. RIGHT TO INDEMNIFICATION. Except as prohibited by federal or state law, rule or regulation, every Director and officer of the Association shall be entitled as of right to be indemnified by the Association against expenses and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Association or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a Director or officer of the Association or by reason of the fact that such person is or was serving at the request of the Association as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as "Action"); provided, that no such right of indemnification shall exist with respect to an Action brought by an indemnitee (as hereinafter defined) against the Association except as provided in the last sentence of this Section I. Persons who are not directors or officers of the Association may be similarly indemnified in respect of service to the Association or to another such entity at the request of the Association to the extent the Board of Directors at any time denominates any of such persons as entitled to the benefits of this Article to the extent not prohibited by federal or state law, rule or regulation. As used in this Article, "indemnitee" shall include each Director and officer of the Association and each other person denominated by the Board of Directors as entitled to the benefits of this Article, "expenses" shall include fees and expenses of counsel selected by any such indemnitee and "liability" shall include amounts of judgments, excise taxes, fines, penalties and amounts paid in settlement. An indemnitee shall be entitled to be indemnified pursuant to this Section I for expenses incurred in connection with any Action brought by an indemnitee against the Association only if (i) the Action is a claim for indemnity or expenses under Section III of this Article or otherwise, (ii) the indemnitee is successful in whole or in part in the Action for which expenses are claimed or (iii) the indemnification for expenses is included in a settlement of the Action or is awarded by a court.

     SECTION II. RIGHT TO ADVANCEMENT OF EXPENSES. Every indemnitee shall be entitled as of right to have his or her expenses in any Action (other than an Action brought by such indemnitee against the Association) paid in advance by the Association prior to final disposition of such Action, subject to any obligation which may be imposed by law or by provision in the Articles, By-Laws, agreement or otherwise to reimburse the Association in certain events.

     SECTION III. RIGHT OF INDEMNITEE TO INITIATE ACTION. If a written claim under Section I or Section II of this Article is not paid in full by the Association within thirty days after such claim has been received by the Association, the indemnitee may at any time thereafter initiate an Action against the Association to recover the unpaid amount of the claim and, if successful in whole or in part, the indemnitee shall also be entitled to be paid the expense of prosecuting such Action. It shall be a defense to any Action to recover a claim under Section I that the indemnitee's conduct was such that under Pennsylvania law the Association is prohibited from indemnifying the indemnitee for the amount claimed, but the burden of proving such defense shall be on the Association. Neither the failure of the Association (including its Board of Directors, independent legal counsel and its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Association (including its Board of Directors, independent legal counsel or its shareholders) that the indemnitee's conduct was such that indemnification is prohibited by law, shall be a defense to such Action or create a presumption that the indemnitee's conduct was such that indemnification is prohibited by law. The only defense to any such Action to receive payment of expenses in advance under Section II of this Section shall be failure to make an undertaking to reimburse if such an undertaking is required by law or by provision in the Articles, By-Laws, agreement or otherwise.

     SECTION IV. INSURANCE AND FUNDING. The Association may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any Action, whether or not the Association would have the power to indemnify such person against such liability or expense by law or under the provisions of this Article. The Association may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

     SECTION V. NON-EXCLUSIVITY: NATURE AND EXTENT OF RIGHTS. The rights of indemnification and advancement of expenses provided for in this Article (i) shall not be deemed exclusive of any other rights, whether now existing or hereafter created, to which any indemnitee may be entitled under any agreement or by- law, charter provision, vote of shareholders or directors or otherwise,
(ii) shall be deemed to create contractual rights in favor of each indemnitee,
(iii) shall continue as to each person who has ceased to have the status pursuant to which he or she was entitled or was denominated as entitled to indemnification hereunder and shall inure to the benefit of the heirs and legal representatives of each indemnitee and (iv) shall be applicable to Actions commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof. The rights of indemnification provided for in this Article may not be amended or repealed so as to limit in any way the indemnification or the right to advancement of expenses provided for herein with respect to any acts or omissions occurring prior to the adoption of any such amendment or repeal.

     SECTION VI. EFFECTIVE DATE. This Article Eighth shall apply to every Action other than an Action filed prior to January 27, 1987, except that it shall not apply to the extent that Pennsylvania law prohibits its application to any breach of performance of duty or any failure of performance of duty by an indemnitee occurring prior to January 27, 1987.

     SECTION VII. REGULATORY EXCLUSION. Nothing in this Article shall authorize the Association to indemnify or to provide insurance which would indemnify any person against expenses or penalties incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties, and nothing in this Article shall authorize the Association to indemnify any person against expenses or payments incurred in such an administrative proceeding or action which results in a final order requiring affirmative action by such person in the form of payment to the Association.

     NINTH: This Association shall have succession until such time as it is dissolved by the act of its shareholders owning two-thirds of its stock or until such time as it is terminated in accordance with the laws of the United States.

     TENTH: Special meetings of the shareholders may be called for any purpose by the Board of Directors, the Chief Executive Officer, the Chairman or the President, and any such special meeting shall be held at the place, day and time and upon such notice as the Board of Directors or such person shall determine. Special meetings of the shareholders shall be called for any purpose upon written request of shareholders entitled to cast not less than twenty percent of the votes which all shareholders are entitled to cast at the particular meeting, and in such case the Secretary shall fix the place, date and time of the meeting and shall give due notice thereof. Insofar as may be permitted by law, any action that might be taken at any meeting of the shareholders may be taken pursuant to waiver of notice thereof and upon the unanimous written consent of all shareholders of the Association.

     ELEVENTH: Except as otherwise provided by law, these Articles of Association may be amended at any duly convened regular or special meeting of the shareholders by the affirmative vote of the shareholder owning at least a majority of the stock of this Association.


As amended, effective June 1, 1996.

                                                                       Revised
                               MELLON BANK, N.A.
                            ARTICLES OF ASSOCIATION


     FIRST: The title of this Association, which shall carry on the business of banking under the laws of the United States, shall be "Mellon Bank, N.A."

     SECOND: The Association's main office shall be located at One Mellon Bank Center, Pittsburgh, Allegheny County, Pennsylvania. The business of the Association shall be conducted at such office and such other branches and offices as it may lawfully establish. The Board of Directors shall have the power to change the location of the main office to any other place within the limits of Pittsburgh, Allegheny County, Pennsylvania, without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of the Association to any other location permitted under applicable law, without the approval of the shareholders subject to approval by the Office of the Comptroller of the Currency.

     THIRD: The Board of Directors of the Association shall consist of persons who shall be qualified to serve as such, and the exact number of such Directors shall be fixed from time to time in accordance with law by action of the shareholders or of the Board of Directors. Except as otherwise provided by law, any vacancy on the Board of Directors may be filled by action of the Board of Directors.

     FOURTH: The annual meeting of the shareholders of the Association for the election of Directors and the transaction of all other business that may properly come before the meeting shall be held on the day specified in the By-Laws at such place as the Board of Directors may determine. All such meetings shall be conducted in accordance with such regulations as the By-Laws may establish or the Board of Directors may prescribe, provided that such regulations are not inconsistent with the provisions of the banking laws of the United States or of these Articles.

     FIFTH: The capital stock of this Association shall be $175,000,000 divided into 35,000,000 shares of the par value of $5 each; but said capital stock may be increased or decreased from time to time in accordance with the provisions of the banking laws of the United States, and in the case of the increase of the capital of the Association, and the proposed issue of shares thereof for cash only, each shareholder shall have the privilege of subscribing for such shares as he may be entitled to according to the number of shares owned by him before such issue. No shareholder, however shall as such holder have any such preemptive or other right or privilege to subscribe for, purchase or receive any proportionate or other share of any debt obligations which may be converted into shares of capital stock or any shares which may be issued upon the conversion of any such debt obligations or any shares of capital stock which may be issued and sold by this Association pursuant to an Incentive Stock Option Plan approved by the shareholders on January 23, 1963, as from time to time amended in accordance with its terms.

     SIXTH: The Board of Directors shall have full power to manage and administer the business and affairs of this Association. All corporate powers of the Association shall be vested in and may be exercised by the Board of Directors unless otherwise expressly limited by law. The Board of Directors shall appoint a Chief Executive Officer, a Chairman and a President of the Association, and it may appoint, and define the duties and fix the compensation of, such other officers, employees and agents of the Association as may be required to transact the Association's business. Except as otherwise provided by law or these Articles, the Board of Directors may establish such policies and procedures for the regulation of the Association's business and internal affairs as it may deem necessary or desirable.

     SEVENTH: To the fullest extent that the laws of the Commonwealth of Pennsylvania, as in effect on January 27, 1987 or as thereafter amended, permit elimination or limitation of the liability of directors, no Director of the Association shall be personally liable for monetary damages as such for any action taken, or any failure to take any action as a Director.

     This Article Seventh shall not apply to any administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by the Director in the form of making payments to the Association.

     This Article Seventh shall not apply to any actions filed prior to January 27, 1987, nor to any breach of performance of duty or any failure of performance of duty by any Director of the Association occurring prior to January 27, 1987. The provisions of this Article shall be deemed to be a contract with each Director of the Association who serves as such at any time while this Section is in effect and each such Director shall be deemed to be doing so in reliance on the provisions of this Article. Any amendment or repeal of this Article or adoption of any other provision of the Articles or By-Laws of the Association which has the effect of increasing Director liability shall operate prospectively only and shall not affect any action taken, or any failure to act, prior to the adoption of such amendment, repeal or other provision.

     EIGHTH: Indemnification of Directors, Officers and Others.

     SECTION I. RIGHT TO INDEMNIFICATION. Except as prohibited by law, every Director and officer of the Association shall be entitled as of right to be indemnified by the Association against expenses and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Association or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a Director or officer of the Association or by reason of the fact that such person is or was serving at the request of the Association as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as "Action"); provided, that no such right of indemnification shall exist with respect to an Action brought by an indemnitee (as hereinafter defined) against the Association except as provided in the last sentence of this
Section I. Persons who are not directors or officers of the Association may be similarly indemnified in respect of service to the Association or to another such entity at the request of the Association to the extent the Board of Directors at any time denominates any of such persons as entitled to the benefits of this Article. As used in this Article, "indemnitee" shall include each Director and officer of the Association and each other person denominated by the Board of Directors as entitled to the benefits of this Article, "expenses" shall include fees and expenses of counsel selected by any such indemnitee and "liability" shall include amounts of judgments, excise taxes, fines, penalties and amounts paid in settlement. An indemnitee shall be entitled to be indemnified pursuant to this Section I for expenses incurred in connection with any Action brought by an indemnitee against the Association only if (i) the Action is a claim for indemnity or expenses under Section III of this Article or otherwise, (ii) the indemnitee is successful in whole or in part in the Action for which expenses are claimed or (iii) the indemnification for expenses is included in a settlement of the Action or is awarded by a court.

     SECTION II. RIGHT TO ADVANCEMENT OF EXPENSES. Every indemnitee shall be entitled as of right to have his or her expenses in any Action (other than an Action brought by such indemnitee against the Association) paid in advance by the Association prior to final disposition of such Action, subject to any obligation which may be imposed by law or by provision in the Articles, By-Laws, agreement or otherwise to reimburse the Association in certain events.

     SECTION III. RIGHT OF INDEMNITEE TO INITIATE ACTION. If a written claim under Section I or Section II of this Article is not paid in full by the Association within thirty days after such claim has been received by the Association, the indemnitee may at any time thereafter initiate an Action against the Association to recover the unpaid amount of the claim and, if successful in whole or in part, the indemnitee shall also be entitled to be paid the expense of prosecuting such Action. It shall be a defense to any Action to recover a claim under Section I that the indemnitee's conduct was such that under Pennsylvania law the Association is prohibited from indemnifying the indemnitee for the amount claimed, but the burden of proving such defense shall be on the Association. Neither the failure of the Association (including its Board of Directors, independent legal counsel and its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Association (including its Board of Directors, independent legal counsel or its shareholders) that the indemnitee's conduct was such that indemnification is prohibited by law, shall be a defense to such Action or create a presumption that the indemnitee's conduct was such that indemnification is prohibited by law. The only defense to any such Action to receive payment of expenses in advance under Section II of this Section shall be failure to make an undertaking to reimburse if such an undertaking is required by law or by provision in the Articles, By- Laws, agreement or otherwise.

     SECTION IV. INSURANCE AND FUNDING. The Association may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any Action, whether or not the Association would have the power to indemnify such person against such liability or expense by law or under the provisions of this Article. The Association may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

     SECTION V. NON-EXCLUSIVITY: NATURE AND EXTENT OF RIGHTS. The rights of indemnification and advancement of expenses provided for in this Article (i) shall not be deemed exclusive of any other rights, whether now existing or hereafter created, to which any indemnitee may be entitled under any agreement or by- law, charter provision, vote of shareholders or directors or otherwise,
(ii) shall be deemed to create contractual rights in favor of each indemnitee,
(iii) shall continue as to each person who has ceased to have the status pursuant to which he or she was entitled or was denominated as entitled to indemnification hereunder and shall inure to the benefit of the heirs and legal representatives of each indemnitee and (iv) shall be applicable to Actions commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof. The rights of indemnification provided for in this Article may not be amended or repealed so as to limit in any way the indemnification or the right to advancement of expenses provided for herein with respect to any acts or omissions occurring prior to the adoption of any such amendment or repeal.

     SECTION VI. EFFECTIVE DATE. This Article Eighth shall apply to every Action other than an Action filed prior to January 27, 1987, except that it shall not apply to the extent that Pennsylvania law prohibits its application to any breach of performance of duty or any failure of performance of duty by an indemnitee occurring prior to January 27, 1987.

     NINTH: This Association shall have succession until such time as it is dissolved by the act of its shareholders owning two-thirds of its stock or until such time as it is terminated in accordance with the laws of the United States.

     TENTH: Special meetings of the shareholders may be called for any purpose by the Board of Directors, the Chief Executive Officer, the Chairman or the President, and any such special meeting shall be held at the place, day and time and upon such notice as the Board of Directors or such person shall determine. Special meetings of the shareholders shall be called for any purpose upon written request of shareholders entitled to cast not less than twenty percent of the votes which all shareholders are entitled to cast at the particular meeting, and in such case the Secretary shall fix the place, date and time of the meeting and shall give due notice thereof. Insofar as may be permitted by law, any action that might be taken at any meeting of the shareholders may be taken pursuant to waiver of notice thereof and upon the unanimous written consent of all shareholders of the Association.

     ELEVENTH: Except as otherwise provided by law, these Articles of Association may be amended at any duly convened regular or special meeting of the shareholders by the affirmative vote of the shareholder owning at least a majority of the stock of this Association.


As amended, effective November 19, 1996